EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Ceres, Inc. (the “Company”) for the fiscal year ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard Hamilton, President and Chief Executive Officer of the Company and Paul Kuc, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 20, 2012

By:	/s/ RICHARD HAMILTON
Richard Hamilton
President and Chief Executive Officer
(principal executive officer)

By:	/s/ PAUL KUC
Paul Kuc
Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.